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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 7, 2001

                          SORRENTO NETWORKS CORPORATION
               (Exact name of Registrant as specified in charter)

                         Commission File number: 0-15810

                  New Jersey                                    22-2367234
(State or other jurisdiction of incorporation or   (IRS Employer Identification Number)
                organization)

             9990 Mesa Rim Road
            San Diego, California                                92121
  (Address of principal executive offices)                     (Zip Code)

                                 (858) 558-3960
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

         As disclosed in our recent preliminary S-3 filing, on August 7, 2001, holders of outstanding Series A Preferred Stock of our Sorrento Networks, Inc. subsidiary ("SNI"), obtained a temporary restraining order that prohibits SNI from, among other things, the issuance of additional shares of Series A stock. A hearing was held on August 29, 2001 in the Court of Chancery in Delaware, on the shareholders' motion to enter a preliminary injunction. The Court has taken the motion under advisement and a decision is expected in the near future. Management does not believe that this lawsuit will prevent the Company from funding the continuing operations of SNI.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SORRENTO NETWORKS CORPORATION

DATE:   September 5, 2001                    By:   /s/Joe R. Armstrong
                                                 -----------------------------
                                                       Joe R. Armstrong
                                                       Chief Financial Officer

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